STEPHEN E. ROTH

 DIRECT LINE: (202) 383-0158

 Internet: sroth@sablaw.com

                                                April 27, 1998





The Life Insurance Company of Virginia
6610 West Broad Street
Richmond, VA 23230

                  Re:      Life of Virginia Separate Account II

Gentlemen:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 filed by Life of Virginia Separate Account II for certain variable life insurance contracts (File No. 33-9651). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                               Very truly yours,

                                               SUTHERLAND, ASBILL & BRENNAN LLP



                                               By: _____________________________
                                                        Stephen E. Roth